Exhibit 99.1

Coherent, Inc. (Santa Clara, CA, Nasdaq: COHR), today announced that on July 7, 2006, the German Federal Cartel Office (the “FCO”) notified Coherent that the FCO has currently decided to extend its investigation into the acquisition of Excel Technology, Inc. as it relates to certain low-power range CO2 laser products. Coherent intends to fully cooperate with the FCO in its continuing investigation, and remains confident that the FCO will allow the transaction to close. All other regulatory conditions to close, including US Department of Justice approval, have been satisfied.

The statement in this press release that relates to Coherent’s confidence that the FCO will allow the transaction to close is a forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including the ultimate outcome of the negotiation with, and determination of, the FCO and other risks identified in the Company’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Readers are encouraged to refer to the risk disclosures described in the Company’s reports on Forms 10-K, 10-Q and 8-K, as applicable.

Founded in 1966, Coherent, Inc. is a Standard & Poor’s SmallCap 600 company and a world leader in providing photonics based solutions to the commercial and scientific research markets. Please direct any questions to Peter Schuman, Director, Investor Relations at 408-764-4174.